Exhibit (d)(1)

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

Amended and Restated Investment Advisory Agreement made as of April 30, 2009 between POWERSHARES EXCHANGE-TRADED FUND TRUST, a Massachusetts business trust (“Trust”), and INVESCO POWERSHARES CAPITAL MANAGEMENT LLC, formerly known as PowerShares Capital Management LLC (“Invesco PowerShares Capital Management”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company; and

WHEREAS, the Trust entered into an Investment Advisory Agreement with Invesco PowerShares Capital Management dated September 18, 2006, and subsequently amended thereto, to provide investment advisory services; and

WHEREAS, as of April 30, 2009, the Investment Advisory Agreement was amended and restated (this “Agreement”) to make ministerial changes designed to facilitate the administration of this Agreement; and

WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust intends to initially offer shares of the series as listed on Schedule A hereto, and may issue shares in any other series as to which this Agreement may hereafter be made applicable and as may be added to Schedule A hereto (each such series being herein referred to as a “Fund”, and collectively as the “Funds”); and

WHEREAS, the Trust desires to retain Invesco PowerShares Capital Management as investment adviser, to furnish certain investment advisory and portfolio management services to the Trust with respect to the Funds, and Invesco PowerShares Capital Management is willing to furnish such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.             Appointment. The Trust hereby appoints Invesco PowerShares Capital Management as investment adviser of the Trust and each Fund for the period and on the terms set forth in this Agreement. Invesco PowerShares Capital Management accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.             Duties as Investment Adviser.

(a)           Subject to the supervision and direction of the Trust’s Board of Trustees (“Board”), Invesco PowerShares Capital Management will provide a continuous investment program for each Fund, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. Invesco PowerShares Capital Management will determine, from time to time, what securities and other investments will be purchased, retained or sold by the Fund. Invesco PowerShares Capital Management shall initially determine and make such modifications to the identity and number of shares of the securities to be accepted pursuant to such Fund’s benchmark index in exchange for creation units for each Fund and the securities that will be applicable that day to redemption requests received for such Fund as may be necessary as a result of rebalancing adjustments and corporate action events (and may give directions to the Trust’s custodian with respect to such designations).

(b)           Invesco PowerShares Capital Management agrees that, in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of any Fund, Invesco PowerShares Capital Management may, in its discretion, use brokers who provide Invesco PowerShares Capital Management with research, analysis, advice and similar services, and Invesco PowerShares Capital Management may cause a Fund to pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to Invesco PowerShares Capital Management’s determining in good faith that such commission is reasonable in relation to the research and execution services received. In no instance will portfolio securities be purchased from or sold to Invesco PowerShares Capital Management, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder, or any applicable exemptive orders. Invesco PowerShares Capital Management may aggregate sales and purchase orders with respect to the assets of the Funds with similar orders being made simultaneously for other accounts advised by Invesco PowerShares Capital Management or its affiliates. Whenever Invesco PowerShares Capital Management simultaneously places orders to purchase or sell the same security on behalf of a Fund and one or more other accounts advised by Invesco PowerShares Capital Management, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable, over time, to each account. The Trust recognizes that in some cases this procedure may adversely affect the results obtained for the Funds.

(c)           Invesco PowerShares Capital Management will oversee the maintenance of all books and records with respect to the securities transactions of each Fund, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Invesco PowerShares Capital Management hereby agrees that all records which it maintains for the Funds are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-l under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Funds upon request by the Trust.

(d)           Invesco PowerShares Capital Management will oversee the computation of the net asset value and the net income of each Fund as described in the currently effective registration statement of the Trust under the Securities Act of 1933, as amended, and the 1940 Act, and any amendments or supplements thereto (“Registration Statement”) or as more frequently requested by the Board.

(e)           The Trust hereby authorizes Invesco PowerShares Capital Management and any entity or person associated with Invesco PowerShares Capital Management which is a member of a national securities exchange to effect any transaction on such exchange for the account of any Fund, which transaction is permitted by Section 11(a) of the Securities Exchange Act of 1934 and the rules thereunder, and the Trust hereby consents to the retention of compensation by Invesco PowerShares Capital Management or any person or entity associated with Invesco PowerShares Capital Management for such transaction.

3.             Use of Name. The Trust may use the name “PowerShares” or any variant thereof in connection with the name of the Trust or any of the Funds, only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect. At such time as this Agreement shall no longer be in effect, the Trust shall cease to use such a name or any other similar name.

In no event shall the Trust use the name “PowerShares” or any variant thereof if Invesco PowerShares Capital Management’s functions are transferred or assigned to a company over which Invesco PowerShares Capital Management does not have control or with which it is not affiliated. In the event that this Agreement shall no longer be in effect or Invesco PowerShares Capital Management’s functions are transferred or assigned to a company over which Invesco PowerShares Capital Management does not have control or with which it is not affiliated, the Trust shall use its best efforts to legally change its name by filing the required documentation with appropriate state and federal agencies.

4.             Further Duties. In all matters relating to the performance of this Agreement, Invesco PowerShares Capital Management will act in conformity with the Declaration of Trust, By-Laws and Registration Statement of the Trust, as amended, and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations applicable to the Trust and the Funds.

5.             Services Not Exclusive. The services furnished by Invesco PowerShares Capital Management hereunder are not to be deemed exclusive and Invesco PowerShares Capital Management shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby or unless otherwise agreed to by the parties hereunder in writing. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of Invesco PowerShares Capital Management, who may also be a Trustee (“Board member”), officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

6.             Expenses.

(a)           The Trust or a Fund may pay directly any expenses incurred by it in its normal operations and, if any such payment is consented to by Invesco PowerShares Capital Management and acknowledged as otherwise payable by Invesco PowerShares Capital Management pursuant to this Agreement, the Fund may reduce the advisory fee payable to Invesco PowerShares Capital Management pursuant to paragraph 7 hereof by such amount. To the extent that such deductions exceed the fee payable to Invesco PowerShares Capital Management on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates to the extent not otherwise paid by Invesco PowerShares Capital Management.

(b)           Invesco PowerShares Capital Management will assume the cost of any compensation for services provided to the Trust received by the officers of the Trust and by those Board members who are “interested persons” of the Trust as that term is defined in the 1940 Act.

(c)           The payment or assumption by Invesco PowerShares Capital Management of any expenses of the Trust or a Fund that Invesco PowerShares Capital Management is not required by this Agreement to pay or assume shall not obligate Invesco PowerShares Capital Management to pay or assume the same or any similar expense of the Trust or a Fund on any subsequent occasion.

7.             Compensation.

(a)           For the services to be provided by Invesco PowerShares Capital Management hereunder with respect to each Fund, the Trust shall pay to Invesco PowerShares Capital Management an annual advisory fee (“Advisory Fee”) calculated based on average daily net assets equal to the amounts set forth on Schedule A, attached hereto. Each Fund is responsible for its own expenses, including, but not limited to, investment advisory fees, costs of transfer agency, custody, fund administration, legal, audit and other services, interest, taxes, brokerage commissions and other expenses incurred in connection with the execution of portfolio securities transactions on behalf of such Fund; expenses incurred in connection with any distribution plan adopted by the Trust pursuant to Rule 12b-1 under the 1940 Act; licensing fees related to the use of the Fund’s benchmark index; litigation expenses; fees and salaries payable to the Trust’s Board members and officers who are not “interested persons” of the Trust or Invesco PowerShares Capital Management; all expenses incurred in connection with the Board members’ services, including travel expenses and legal fees of counsel for those members of the Board who are not “interested persons” of the Trust and extraordinary expenses.

(b)           The Advisory Fee shall be computed and accrued daily based on the average daily net assets of each Fund and paid monthly to Invesco PowerShares Capital Management on or before the first business day of the next succeeding calendar month.

(c)           If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

(d)           For the services provided and the expenses assumed pursuant to this Agreement with respect each Fund listed on Schedule A attached hereto, as it may be amended from time to time, the Trust will pay to Invesco PowerShares Capital Management from the assets of such Fund a fee in an amount to be agreed upon between the parties and set forth in Schedule A, attached hereto.

8.             Limitation of Liability.

(a)           Invesco PowerShares Capital Management shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund, the Trust or any of its shareholders, in connection with the matters to which this Agreement relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee, or agent of Invesco PowerShares Capital Management, who may be or become an officer, Board member, employee or agent of the Trust shall be deemed, when rendering services to any Fund or the Trust or acting with respect to any business of such Fund or the Trust, to be rendering such service to or acting solely for the Fund or the Trust and not as an officer, director, employee, or agent or one under the control or direction of Invesco PowerShares Capital Management even though paid by it.

(b)           Invesco PowerShares Capital Management is expressly put on notice of, and hereby acknowledges and agrees to, the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that the obligations assumed by the Trust under this contract shall be limited in all cases to the Trust and its assets. Invesco PowerShares Capital Management shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust, nor shall Invesco PowerShares Capital Management seek satisfaction of any such obligation from the Trustees or any individual Trustee of the Trust. Invesco PowerShares Capital Management understands that the rights and obligations of each series of shares of the Trust under the Declaration of Trust are separate and distinct from those of any and all other series.

9.             Duration and Termination.

(a)           This Agreement, with respect to each Fund, was initially approved, and is effective, on the dates set forth in the attached Schedule A; provided that, with respect to any Fund, this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those Board members of the Trust who are not parties to this Agreement or “interested persons” of any such party (“Independent Board Members”) cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Fund’s outstanding voting securities.

(b)           Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until the termination date set forth in Schedule A, and shall continue in effect from year to year thereafter provided that such continuance is specifically approved at least annually: (i) by a vote of a majority of the Independent Board Members of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or, with respect to any given Fund, by vote of a majority of the outstanding voting securities of such Fund.

(c)           Notwithstanding the foregoing, with respect to any Fund, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of such Fund, on sixty days’ written notice to Invesco PowerShares Capital Management or by Invesco PowerShares Capital Management at

any time, without the payment of any penalty, on sixty days’ written notice to the Trust. Termination of this Agreement with respect to any given Fund shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Fund. This Agreement will automatically terminate in the event of its assignment.

10.           Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement as to any given Fund shall be effective until approved by vote of a majority of such Fund’s outstanding voting securities.

11.           Governing Law. This Agreement shall be construed in accordance with the laws of the State of Illinois, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act, provided, however, that to the extent that the applicable laws of the State of Illinois conflict with the applicable provisions of the 1940 Act, the latter shall control.

12.           Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “broker,” “investment adviser,” “national securities exchange,” “net assets,” “prospectus,” “sale,” “sell” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

POWERSHARES EXCHANGE-TRADED FUND TRUST
Attest:
			By:	/s/ Harold Bruce Bond
By:	/s/ Bruce T. Duncan			Name:	Harold Bruce Bond
	Name:	Bruce Duncan		Title	Chairman and CEO
	Title:	Secretary and Treasurer
PowerShares Exchange-Traded Fund Trust

INVESCO POWERSHARES CAPITAL MANAGEMENT LLC
Attest:
			By:	/s/ Harold Bruce Bond
By:	/s/ Bruce T. Duncan			Name	Harold Bruce Bond
	Name:	Bruce Duncan		Title:	President
	Title:	Vice President Invesco PowerShares Capital Management LLC

SCHEDULE A

(as of April 30, 2012)

Portfolio	Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
PowerShares Aerospace & Defense Portfolio	0.50	3/22/06	8/16/06	9/18/06	04/30/13
PowerShares Buyback Achievers™ Portfolio	0.50	8/21/06	12/19/06	12/20/06	04/30/13
PowerShares Cleantech™ Portfolio	0.50	8/21/06	10/23/06	10/24/06	04/30/13
PowerShares Dividend Achievers™ Portfolio	0.50	3/22/06	7/20/06	9/18/06	04/30/13
PowerShares DWA Technical Leaders™ Portfolio	0.50	8/21/06	2/28/07	3/1/07	04/30/13
PowerShares Dynamic Banking Sector Portfolio	0.50	8/21/06	10/11/06	10/12/06	04/30/13
PowerShares Dynamic Basic Materials Sector Portfolio	0.50	8/21/06	10/11/06	10/12/06	04/30/13
PowerShares Dynamic Biotechnology & Genome Portfolio	0.50	3/22/06	7/20/06	9/18/06	04/30/13
PowerShares Dynamic Building & Construction Portfolio	0.50	3/22/06	6/14/06	9/18/06	04/30/13
PowerShares Dynamic Consumer Discretionary Sector Portfolio	0.50	8/21/06	10/11/06	10/12/06	04/30/13
PowerShares Dynamic Consumer Staples Sector Portfolio	0.50	8/21/06	10/11/06	10/12/06	04/30/13
PowerShares Dynamic Energy Exploration & Production Portfolio	0.50	3/22/06	7/20/06	9/18/06	04/30/13
PowerShares Dynamic Energy Sector Portfolio	0.50	8/21/06	10/11/06	10/12/06	04/30/13
PowerShares Dynamic Financial Sector Portfolio	0.50	8/21/06	10/11/06	10/12/06	04/30/13

Portfolio	Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
PowerShares Dynamic Food & Beverage Portfolio	0.50	3/22/06	6/14/06	9/18/06	04/30/13
PowerShares Dynamic Healthcare Sector Portfolio	0.50	8/21/06	10/11/06	10/12/06	04/30/13
PowerShares Dynamic Industrials Sector Portfolio	0.50	8/21/06	10/11/06	10/12/06	04/30/13
PowerShares Dynamic Insurance Portfolio	0.50	3/22/06	7/20/06	9/18/06	04/30/13
PowerShares Dynamic Large Cap Growth Portfolio	0.50	3/22/06	7/20/06	9/18/06	04/30/13
PowerShares Dynamic Large Cap Value Portfolio	0.50	3/22/06	7/20/06	9/18/06	04/30/13
PowerShares Dynamic Leisure and Entertainment Portfolio	0.50	3/22/06	6/14/06	9/18/06	04/30/13
PowerShares Dynamic MagniQuant Portfolio	0.50	8/21/06	10/11/06	10/12/06	04/30/13
PowerShares Dynamic Market Portfolio	0.50	3/22/06	7/20/06	9/18/06	04/30/13
PowerShares Dynamic Media Portfolio	0.50	3/22/06	6/14/06	9/18/06	04/30/13
PowerShares Dynamic Networking Portfolio	0.50	3/22/06	6/14/06	9/18/06	04/30/13
PowerShares Dynamic Oil & Gas Services Portfolio	0.50	3/22/06	7/31/06	9/18/06	04/30/13
PowerShares Dynamic OTC Portfolio	0.50	3/22/06	7/20/06	9/18/06	04/30/13
PowerShares Dynamic Pharmaceuticals Portfolio	0.50	3/22/06	7/20/06	9/18/06	04/30/13
PowerShares Dynamic Retail Portfolio	0.50	3/22/06	6/14/06	9/18/06	04/30/13
PowerShares Dynamic Semiconductors Portfolio	0.50	3/22/06	7/20/06	9/18/06	04/30/13
PowerShares Dynamic Software Portfolio	0.50	3/22/06	6/14/06	9/18/06	04/30/13
PowerShares Dynamic Technology Sector Portfolio	0.50	8/21/06	10/11/06	10/12/06	04/30/13
PowerShares Dynamic Utilities Portfolio	0.50	3/22/06	6/14/06	9/18/06	04/30/13
PowerShares Financial Preferred Portfolio	0.50	8/21/06	11/30/06	12/1/06	04/30/13
PowerShares FTSE RAFI US 1000 Portfolio	0.29	3/22/06	7/20/06	9/18/06	04/30/13

Portfolio	Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
PowerShares FTSE RAFI US 1500 Small-Mid Portfolio	0.29	8/21/06	9/19/06	9/20/06	04/30/13
PowerShares Fundamental Pure Large Core Portfolio	0.29	8/21/06	10/30/06	12/1/06	04/30/13
PowerShares Fundamental Pure Large Growth Portfolio	0.29	3/22/11	6/15/11	6/16/11	04/30/13
PowerShares Fundamental Pure Large Value Portfolio	0.29	3/22/11	6/15/11	6/16/11	04/30/13
PowerShares Fundamental Pure Mid Core Portfolio	0.29	8/21/06	11/30/06	12/1/06	04/30/13
PowerShares Fundamental Pure Mid Growth Portfolio	0.29	3/22/06	7/20/06	9/18/06	04/30/13
PowerShares Fundamental Pure Mid Value Portfolio	0.29	3/22/06	7/20/06	9/18/06	04/30/13
PowerShares Fundamental Pure Small Core Portfolio	0.29	8/21/06	11/30/06	12/1/06	04/30/13
PowerShares Fundamental Pure Small Growth Portfolio	0.29	3/22/06	6/14/06	9/18/06	04/30/13
PowerShares Fundamental Pure Small Value Portfolio	0.29	3/22/06	7/20/06	9/18/06	04/30/13
PowerShares Global Listed Private Equity Portfolio	0.50	8/21/06	10/23/06	10/24/06	04/30/13
PowerShares Golden Dragon Halter USX China Portfolio	0.50	3/22/06	7/20/06	9/18/06	04/30/13
PowerShares High Yield Equity Dividend Achievers™ Portfolio	0.40	3/22/06	7/20/06	9/18/06	04/30/13
PowerShares International Dividend Achievers™ Portfolio	0.40	3/22/06	7/20/06	9/18/06	04/30/13
PowerShares Lux Nanotech Portfolio	0.50	3/22/06	7/20/06	9/18/06	04/30/13
PowerShares Morningstar StockInvestor Cure Portfolio	0.50	8/21/06	11/30/06	12/1/06	04/30/13
PowerShares S&P 500® High Quality Portfolio	0.50	3/22/06	7/31/06	9/18/06	04/30/13

Portfolio	Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
PowerShares Water Resources Portfolio	0.50	3/22/06	8/31/06	9/18/06	04/30/13
PowerShares WilderHill Clean Energy Portfolio	0.50	3/22/06	8/16/06	9/18/06	04/30/13
PowerShares WilderHill Progressive Energy Portfolio	0.50	8/21/06	10/23/06	10/24/06	04/30/13
PowerShares Zacks Micro Cap Portfolio	0.50	3/22/06	7/20/06	9/18/06	04/30/13